Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-248682) of Silence Therapeutics plc of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

March 30, 2021